EXHIBIT 10.20

                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.


This Independent Consulting Agreement ("Agreement") is made and entered into effective this the 26th day of May 2008, by and between WORLDWIDE STRATEGIC PARTNERS, INC., a Texas corporation with address being 5847 San Felipe, Suite 3275, Houston, TX 77057, represented by Brian Ettinger, hereinafter referred to as (THE "CONSULTANT"), and GLOBAL RESOURCE CORP. (PINKSHEETS/GBRC), a Nevada corporation with address being 408 Bloomfield Drive, Suite 3. West Berlin, NJ 08091, represented by Jeffrey J. Andrews, hereinafter referred to as (THE "COMPANY"). The Consultant and the Company may be referred to collectively herein as (THE "PARTIES").

The Parties agree to amend the Independent Consulting Agreement, entered into on November 26, 2007 and ended on May 25. 2008 (THE "NOVEMBER 26, 2007 AGREEMENT"), under the following terms and conditions: (i) the Consultant will waive any and all expenses outstanding; (ii) the Consultant acknowledges receipt of compensation received in the amount of 150,000 shares of the Company's restricted 144 common stock, (iii) the Company will issue the Consultant, for services rendered under the November 26, 2007 Agreement, 125,000 additional shares of the Company's restricted 144 common stock.. Said shares are to be issued by June 13, 2008. The 275,000 shares received by the Consultant are deemed earned and issued as of the 26th day of November 2007. The Parties acknowledge satisfying all terms and conditions including the Consultant receiving the fees outlined above which will conclude and close the November 26, 2007 Agreement.

The Parties agree to move forward under this Agreement as defined above and as follows:

WHEREAS, the Company is a worldwide petroleum research, engineering, development, and manufacturing company that is responsible for bringing innovation and new technologies to the petrochemical industries where they offer many proprietary solutions in enhanced oil & energy recovery processes.

WHEREAS, the Consultant has been engaged by the Company to provide general consulting services and assist the Company in the commercialization of the Company's technologies. The Consultant will identify business opportunities for utilization of Company's technologies including the private and public sectors.

WHEREAS, the Consultant's team may include members under a subcontract agreement that will lobby directly on behalf of the Company. These members will comply with the lobbying disclosure laws and statutes as reflected in the Lobbying Disclosure Act of 1995 and Amendments. The Company will acknowledge and grant the Consultant the ability to designate the lobbying team working with the Consultant on behalf of the Company. The Company will need to sign a separate letter reflecting approval of the members of the lobbying team providing these services. The fees incurred for the lobbying services will be paid out of the fees the Company pays to the Consultant, which a portion will be designated for the exclusive lobbying services performed. The Consultant acknowledges that the Company may need to disclose this Agreement including lobbying services since they are a publicly traded company to comply with any SEC or disclosure regulations.

NOW THEREFORE, the Parties covenant and agree as follows:

A: SCOPE OF CONSULTING AGREEMENT

The Consultant shall, through the use of its best effort, endeavor to assist the Company in obtaining the Company's goals, as outlined above. The Company will provide the Consultant a detailed scope and analysis of the Company's performance objectives.

B: TERM OF AGREEMENT

The initial term of this Agreement shall be for 5 years. commencing on May 26, 2008, and ending on May 25, 2013.

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
                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.


This Agreement shall be automatically renewable for an additional 5 years upon mutual Agreement by the Parties. Each renewal of the Agreement shall be governed by the same terms and conditions contained in this Agreement.

C: COMPENSATION OF CONSULTING SERVICES

      1. MERGER AND ACQUISITION TRANSACTIONS (ACQUIRER). In the event that the Consultant identifies and introduces an acquisition target that the Company subsequently acquires, the Consultant will receive 5% of the first million dollars involved in the transaction; 4% of the second million involved in the transaction; 3% of the third million involved in the transaction; 2% of the fourth million involved in the transaction; and 1% of everything above 4 million dollars. The Consultant agrees to take any combination of cash/equity, on a pari passu basis, that is accepted by the Company in said transaction. These fees will be due and payable upon closing of such acquisition.

      2. MERGER AND ACQUISITION TRANSACTIONS (ACQUIREE). In the event that the Consultant identifies and Introduces a merger or corporate sale opportunity to the Company and the Company, or any of its assets and/or capital stock, is subsequently merged Into or purchased by such identified and introduced entity, the Consultant will receive 5% of the first million dollars involved in the transaction; 4% of the second million involved in the transaction; 3% of the third million involved in the transaction: 2% of the fourth million involved in die transaction; and 1% of everything above 4 million dollars. The Consultant agrees to take any combination of cash/equity, on a pari passu basis, that is accepted by the Company in said transaction. These fees will be due and payable upon closing of such merger and/or purchase.

      3. JOINT VENTURE PARTNER / CUSTOMER. In the event that the Consultant introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee on the total sales generated directly from this introduction according to the following schedule:
            a.    5% of the first million dollars involved in the transaction;
            b.    4% of the second million involved in the transaction;
            c.    3% of the third million involved in the transaction;
            d.    2% of the fourth million involved in the transaction; and
            e.    1% of everything above 1 million dollars.

            Total sales shall mean cash receipts less any applicable refunds, returns, allowances, and credits and shipping charges Commission pay tents shall be paid on the 15th day of each month following the receipt of customers' payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

E: KEY PERSONNEL

The Consultant may suggest to the Company other business or legal entities be retained to perform specific services on behalf of the Company, which the Company will need to engage these business legal persons or entities under a separate agreement:. The Company may seek to have the Consultant assistance in coordinating with other business entities in the performance of their services.

The Consultant agrees that all matter discussed with the Company will remain confidential unless the Company expressly allows this information to be conveyed to third parties.

F. INDEPENDENT CONTRACTOR: NO AGENCY AND NO JOINT VENTURE

The Parties expressly agree that this Agreement does not create an agency agreement or a joint venture agreement. The Parties expressly agree that the Consultant is an independent contractor entitled to use and exercise their own judgment and discretion. While all actions shall be taken in con union with the Company, the Consultant shall not be obligated to carry out any course of action, of which the Consultant do not approve or agree.

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
                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.


G: LIMITATION ON WARRANTIES

THIS IS A BUSINESS SERVICE ENGAGEMENT. THE CONSULTANT WARRANTS THAT IT WILL PERFORM CONSULTING SERVICES HEREUNDER IN GOOD FAITH. THE CONSULTANT DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, WITHOUT LIMITATION, WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

H: CONFIDENTIAL INFORMATION

In order for the Consultant to effectively carry out their functions under this Agreement, the Parties understand that the Consultant will come into possession of information that the Company may otherwise deem confidential. However, unless the Company specifically limits the disclosure of the information by giving written notice of the specific information it desires to maintain confidential, the Consultant may make necessary disclosures and convey such information to third parties, if such disclosure is necessary, in the Consultant' opinion, to achieve the Company's' Goals. The Consultant expressly warrants that such disclosures wilt not be made except in the direct course of carrying out the Consultant' functions under this Agreement. The Company expressly agrees to waive any action it may have for disclosure of such confidential information, unless the Company has given written notice to the Consultant directing the Consultant not to disclose.

I: LAW GOVERNING AGREEMENT

The Company and the Consultant agree that the laws governing this Agreement shall be under the laws of Texas with venue being Houston, Harris County. This Agreement shall he interpreted pursuant to Texas Laws and Statutes.

J: AGREEMENT SUBJECT TO ARBITRATION

ANY DISPUTE ARISING BETWEEN THE COMPANY, ITS CLIENT AND THE CONSULTANT UNDER THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION, SUCH ARBITRATION TO BF HF.1.1) UNDER THE RULES OF ARBITRATION SET BY THE AMERICAN ARBITRATION ASSOCITATION. ARBITRATION WILL BE HELD IN HOUSTON, HARRIS COUNTY, TEXAS. THE COMPANY, ITS CLIENT AND THE. CONSULTANT AGREE THE ARBITRATION AWARD MAY BE ENFORCED AS A JUDGMENT BY PETITION TO ANY FEDERAL COURT IN THE UNITED STATES AND HOUSTON, HARRIS COUNTY. TEXAS HAVING PROPER JURISDICTION OR ANY OTHER COURT WHICH HAS PROPER JURISDICTION OVER THIS AGREEMENT.

K: LIMITATION ON ACTIONS

All legal actions arising under or related to this Agreement must be commenced within 1 year of the Termination Date of the Agreement.

L: LIMITATION ON DAMAGES

The Consultant shall not be responsible or liable to the Company for any actions, damages, claims, liabilities, costs, expenses, or losses arising out of or related to this Agreement or the consulting services performed hereunder in excess of the fees of the amount paid to the Consultant by the Company under this Agreement. In no event shall the Consultant be liable for consequential. special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity coats). The provisions of this paragraph shall apply regardless of the form of action, damage, claim. liability, cost, expense or losses whether in contract, tort, statute or otherwise.


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
                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.


M: CONSULTANT'S DISCLOSURE

The Consultant hereby represents and warrants, and the Company acknowledges and agrees that (i) the Consultant is not a "broker" or "dealer" as defined under any applicable federal and/or state securities laws; (ii) the Consultant shall not engage in any act for which it would be considered to be a broker-dealer;
(iii) the Consultant shall not participate in any negotiation of the terms of any such transaction; (iv) the Consultant shall not give any advice to anyone regarding the valuation of, potential return on, or the terms of any investment in, any securities of the Company.

The Consultant makes no representations. warranties or guaranties of any specific results or success.

N: ADDITIONAL WARRANTIES AND REPRESENTATIONS OF THE PARTIES

      1. The signing Parties represent and warrant to the other that they have the right and authority to enter this Agreement and to bind such Party to the rights and obligations set forth herein, and that all required corporate and/or governmental permission, consent and authorization has been obtained in order to make tits Agreement effective.

            This Agreement may not be assigned by either party or transferred by operation of law to any other person or organization without the express written approval of the other party.

      2. The Company and the Consultant agree to carry out their business consulting services in compliance with the laws and statutes of the United States, Texas and jurisdiction of the Company and the Consultant's company formation. All Parties to this transaction agree that it will be done in compliance with the laws of the United States including any disclosure requirements or SEC regulations regarding the Company, as a publicly traded company.

      3. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

      4. The Arbitration, Indemnification provisions set forth in the Agreement, and any other provision, which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.

      5. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify, or place any construction upon or on any provisions of Agreement.

      6. All exhibits to this Agreement are Incorporated herein by reference and made part of this Agreement.

      7. Neither party shall be in breach of this Agreement in the event it is unable to perform its obligations under this Agreement as a result of natural disaster, war, or emergency conditions.

      8. If any provision of this Agreement shall be held to he invalid or unenforceable by a competent court having proper jurisdiction, the other provisions shall remain valid.



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                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.

      9. The Parties agree that this Agreement supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.


IN WITNESS THEREOF, the Parties have executed this Agreement as of the date first written above.

WORLDWIDE STRATEGIC PARTNERS, INC. (THE "CONSULTANT")


/s/ Brian S. Ettinger
-------------------------------------------------------
By: Brian S. Ettinger, Vice President and Legal Counsel


GLOBAL RESOURCE CORP. (THE "COMPANY")


/s/ Frank Pringle
-------------------------------------------------------
By: Frank Pringle, Chairman & CEO






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